UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2005

VIASYS HEALTHCARE INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-16121	04-3505871
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

227 Washington Street, Suite 200
Conshohocken, Pennsylvania		19428
(Address of Principal Executive Offices)		(Zip Code)

(610) 862-0800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition

During the first quarter of 2005, VIASYS Healthcare Inc. (the “Company”) changed its reportable segments to reflect how the Company now manages its businesses and to reflect the activities of the Company as viewed by the Company’s chief operating decision maker, Randy H. Thurman, Chairman, President and Chief Executive Officer. The Company’s Respiratory Technologies and Critical Care operating segments were combined into one operating segment called Respiratory Care.  The Company split its Medical and Surgical Products operating segment into two segments: MedSystems and Orthopedics.  NeuroCare and Corporate continue to be reported as separate segments.  Prior period segment information has been reclassified to conform to the new presentation.  Attached to this Current Report on Form 8-K are restated segment revenues and operating income disclosures for each quarter in the fiscal years ended January 1, 2005 and January 3, 2004.

Item 9.01.                                          Financial Statements and Exhibits

(c)           Exhibits:

Exhibit No.	Description
99.1	Restated Segment Revenues and Operating Income for Each Quarter in the Fiscal Years Ended January 1, 2005 and January 3, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASYS HEALTHCARE INC.
(Registrant)
Date: April 28, 2005

	By:	/s/ Martin P. Galvan
		Name:	Martin P. Galvan
		Title:	Senior Vice President, Chief Financial
Officer, Director of Investor Relations

EXHIBIT INDEX

Exhibit No.	Description
99.1	Restated Segment Revenues and Operating Income for Each Quarter in the Fiscal Years Ended January 1, 2005 and January 3, 2004